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                                                                    EXHIBIT 99.1

                                  CERTIFICATION

                  Pursuant to Section 906 of the Public Company Accounting Reform and Investor Protection Act of 2002 (18 U.S.C. Section 1350, as adopted), Henry J. Fuchs, M.D. the Chief Executive Officer of IntraBiotics Pharmaceuticals, Inc. (the "Company"), and Eric H. Bjerkholt, the Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

         1. The Company's Quarterly Report on Form 10-Q for the period ended March 31, 2003, to which this Certification is attached as
         Exhibit 99.1 (the "Periodic Report"), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: May 14, 2003

/s/ Henry J. Fuchs                                     /s/ Eric H. Bjerkholt
-----------------------                                -----------------------
Henry J. Fuchs, M.D.                                   Eric H. Bjerkholt
Chief Executive Officer                                Chief Financial Officer

Note: This certification "accompanies" the Form 10-Q to which it relates, it is not deemed filed with the SEC and is not to be incorporated by reference into any filing of the company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.